Exhibit 99.2

23andMe Announces Completion of 1-for-20 Reverse Stock Split

SUNNYVALE, Calif., October 16, 2024 (GLOBE NEWSWIRE) — 23andMe Holding Co. (Nasdaq: ME) (the “Company” or “23andMe”), announced today the completion of the previously announced 1-for-20 reverse stock split of the Company’s Class A and Class B common stock and confirmed that such reverse stock split became effective as of 12:01 a.m. EST on October 16, 2024 (the “Effective Time”).

The Company effected the reverse stock split by filing an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company’s Class A common stock began trading on The Nasdaq Capital Market on a split-adjusted basis when the market opened today, October 16, 2024, under a new CUSIP number, 90138Q306.

As a result of the reverse stock split, each 20 shares of the Company’s Class A and Class B common stock issued and outstanding immediately prior to the Effective Time were automatically combined into one share of Class A common stock and Class B common stock, respectively. No fractional shares were issued to stockholders. Stockholders who otherwise would have been entitled to receive fractional shares because they held a number of shares not evenly divisible by the reverse stock split ratio were automatically entitled to receive an additional fraction of a share of Class A common stock or Class B common stock to round up to the next whole share.

The same 1-for-20 reverse stock split ratio was used to effect the reverse stock split of both Class A and Class B common stock, and accordingly, all stockholders were affected proportionately. The reverse stock split reduced the Company’s issued and outstanding shares of common stock from approximately 350,292,546 shares of Class A common stock and 166,443,192 shares of Class B common stock to approximately 17,514,628 and 8,322,160 shares, respectively.

The number of shares of Class A common stock subject to the Company’s outstanding restricted stock unit and stock option awards, as well as the relevant exercise price per share with respect to such outstanding stock option awards, were proportionately adjusted to reflect the reverse stock split. The number of shares authorized and available for issuance under the Company’s incentive equity plan and employee stock purchase plan was also reduced to 10,034,656 shares of Class A common stock and 580,456 shares of Class A common stock, respectively, using the same 1-for-20 split ratio.

About 23andMe

23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit www.23andme.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. Among such risks and uncertainties are unexpected developments with respect to the reverse stock split, including, without limitation, future decreases in the price of the Company’s Class A common stock whether due to, among other things, the completion of the reverse stock split, the Company’s inability to make its Class A common stock more attractive to a broader range of institutional or other investors, or an inability to increase the stock price in an amount sufficient to satisfy compliance with the Nasdaq’s minimum closing bid price requirement for continued listing. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the

Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

For further information, please contact:

23andMe

press@23andme.com

investors@23andme.com